UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

Steel Technologies Inc.

(Name of Registrant as Specified In Its Charter)

Mitsui & Co. (U.S.A.), Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Announcement to all Mitsui Steel Department Employees:

Mitsui & Co. (U.S.A.), Inc. (“Mitsui USA”) announced late this afternoon that we have reached an agreement to acquire all of the outstanding shares of our long time partner Steel Technologies Inc. (“Steel Technologies”). As many of you may know, Steel Technologies has been our 50/50 joint venture partner in Mi-Tech Steel.

Following the necessary regulatory approvals, including anti-trust review, and shareholder approval, the acquisition is expected to close by the end of June.

This acquisition signals Mitsui USA’s firm commitment to the steel industry. Steel Technologies operates 25 steel processing facilities, including its joint operations, throughout the U.S., Canada and Mexico and is equipped with processing facilities that provide unique, value-added services such as slitting, pickling, cold rolling and blanking.

What does this mean for the Mitsui USA Steel Department (“MSI”)? After the closing of the transaction, MSI will form a task force team that will begin the process of leveraging Steel Technologies’ singular capabilities, finding the synergies and efficiencies that will ultimately create stronger and even more successful companies. This investment represents a huge step forward in the value we can bring to our customers. In addition to the trade and service offerings we provide our customers and suppliers, we will gain a manufacturing foundation that will significantly enhance our business opportunities.

Many of you may be contacted by our various trade partners (suppliers, customers, processors, etc.) wishing to know more about this proposed acquisition. As the purchase of Steel Technologies has not been finalized, we are limited to sharing our enthusiasm and the business rationale for our planned merger, and ask that you not provide any information other than the following statements or contained within the press release.

To our End Users –

Through this acquisition we will be in a position to provide an even wider range of service offerings. Combining the strengths of MSI and Steel Technologies, we expect to be a full service provider for all of our customers’ steel needs.

To our Service Center Customers –

MSI will continue current operations after our acquisition. The support they have historically received from our steel supply sourcing will continue just as it’s been.

Should you or any of your trading partners seek to discuss this announcement and its potential ramifications in greater detail, please contact or direct them to Mr. Nobuhiko Tomishima at (212) 878-0942.

If parties other than trading partners and customers, such as newspapers, contact you directly, please forward them to Mr. Shinichi Hirabayashi, Mitsui USA Research & Public Affairs Center (212) 878-4072.

Regards,

Ichizo Kutsukake

Senior Vice President

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the press release includes forward-looking statements about Mitsui & Co., Ltd. These may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Steel Technologies’ operations into those of Mitsui & Co., Ltd. or one of its subsidiaries (collectively, “Mitsui”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Steel Technologies; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; Mitsui and Steel Technologies are subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; changes in economic conditions that may lead to unforeseen developments in markets for products handled by us; fluctuations in currency exchange rates that may cause unexpected deterioration in the value of transactions; adverse political developments in the various jurisdictions where we operate, which among things, may create delays or postponements of transactions and projects; changes in laws, regulations or policies in any of the countries where we conduct our operations; and significant changes in the competitive environment; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in Mitsui & Co., Ltd.’s Annual Report on Form 20-F for the most recently ended fiscal year and Mitsui’s other filings with the SEC, which are available at http://www.sec.gov. Mitsui assumes no obligation to update the information in the press release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Steel Technologies by Mitsui USA. In connection with the proposed acquisition,

Mitsui and Steel Technologies intend to file relevant materials with the SEC, including Steel Technologies’ proxy statement on Schedule 14A. SHAREHOLDERS OF STEEL TECHNOLOGIES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING STEEL TECHNOLOGIES’ PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s Web site, http://www.sec.gov, and Steel Technologies shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Steel Technologies. Such documents are not currently available.

Participants in Solicitation

Mitsui and its directors and executive officers, and Steel Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Steel Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Mitsui & Co., Ltd. is set forth in Mitsui & Co., Ltd.’s Annual Report on Form 20-F for the most recently ended fiscal year, which was filed with the SEC on May 31, 2006. Information about the directors and executive officers of Steel Technologies is set forth in the proxy statement for Steel Technologies’ 2007 Annual Meeting of Shareholders, which was filed with the SEC on December 21, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

This press release is published in order to publicly announce the specific facts stated above and does not constitute a solicitation of investments or any similar act inside or outside Japan regarding the shares, bonds or other securities issued by Mitsui & Co., Ltd.